As filed with the Securities and Exchange Commission on March 12, 2012

Registration No. 333-176547

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

American Apparel, Inc.
(Exact name of registrant as specified in its charter)

Delaware	6770	20-3200601
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

747 Warehouse Street
Los Angeles, California 90021-1106
(213) 488-0226
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Glenn A. Weinman
Senior Vice President, General Counsel and Secretary
747 Warehouse Street
Los Angeles, California 90021-1106
(213) 488-0226
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:
Jeffrey H. Cohen, Esq.
David C. Eisman, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue
34th Floor
Los Angeles, California 90071
(213) 687-5000

Approximate date of commencement of proposed sale to the public:

This Post-Effective Amendment No. 1 deregisters those securities that remain unsold hereunder as of the date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement numSber of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐		Accelerated filer ☐

Non-accelerated filer ☒	(Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) to the Registration Statement on Form S-1 (File No. 333-176547), which was declared effective by the Securities and Exchange Commission on December 5, 2011 (as supplemented, the “Registration Statement”), is being filed to deregister all unsold shares of outstanding common stock registered under the Registration Statement as of the date hereof, and to terminate the effectiveness of the Registration Statement, because the Registrant is no longer contractually obligated to maintain the effectiveness of such Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, State of California on the 12th day, of March, 2012.

AMERICAN APPAREL, INC.

By:	/s/ John Luttrell
John Luttrell Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities indicated on the date indicated.

Signatures	Title	Date
*	Chairman of the Board, Chief Executive Officer, and Director (Principal Executive Officer)	March 12, 2012
Dov Charney

/s/ John Luttrell	Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer)	March 12, 2012
John Luttrell

*	Director	March 12, 2012
David Danziger

*	Director	March 12, 2012
Robert Greene

*	Director	March 12, 2012
Marvin Igelman

*	Director	March 12, 2012
Allan Mayer

Director
William Mauer

Director
Alberto Chehebar

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/s/ Glenn A. Weinman
*By: Glenn A. Weinman Attorney-in-Fact

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